EX99.CONSENT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-283908) of Western Asset Diversified Income Fund of our report dated February 20, 2026, relating to the financial statements and financial highlights, which appears in this Form N-CSR.

Baltimore, Maryland

February 20, 2026